UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 2, 2011
Date of Report (Date of earliest event reported)

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

100 Bluegrass Commons Blvd. Suite 310 Hendersonville, Tennessee		37075
(Address of principal executive offices)		(Zip Code)

(917) 804-3584 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.        Submission of Matters to a Vote of Security Holders

On August 2, 2011, AgFeed Industries, Inc. (the “Company”) held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the stockholders of the Company voted on the following proposals stated in the Proxy Statement dated July 14, 2011.

The proposals voted on and approved or disapproved by the stockholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The stockholders elected five individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
John A. Stadler	8,353,397	981,158	32,056,777
K. Ivan F. Gothner	8,358,924	975,631	32,056,777
David Michael Johnson	8,352,023	982,532	32,056,777
Milton P. Webster, III	8,367,878	966,677	32,056,777
Lixiang Zhang, Ph.D.	8,269,204	1,065,351	32,056,777

Proposal No. 2.  The stockholders approved an amendment to the Company’s articles of incorporation to increase the authorized shares of common stock from 75 million to 150 million, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,951,020	8,260,134	180,178	0

Proposal No. 3.  The stockholders did not approve an amendment to the Company’s articles of incorporation to authorize the issuance of up to 1 million shares of preferred stock, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,170,333	3,065,937	98,285	32,056,777

Proposal No. 4.  The stockholders ratified the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,291,621	1,467,801	631,910	0

Proposal No. 5. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,388,997	1,722,510	223,048	32,056,777

Proposal No. 6:  The stockholders voted, on an advisory basis, on the frequency of holding future advisory votes on the compensation of the Company’s named executive officers, as set forth below:

3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes
5,007,896	283,234	2,848,479	1,194,946	32,056,777

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Dated: August 8, 2011

	By:	/s/ John A. Stadler
John A. Stadler
Chairman of the Board and Chief Executive Officer